UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 5, 2011

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2011, the Board of Directors of 3M Company appointed Nicholas C. Gangestad the Company’s Chief Accounting Officer, effective as of April 1, 2011. In connection with this appointment, David W. Meline, Senior Vice President, Finance and Chief Financial Officer, will no longer serve the role of Chief Accounting Officer.

Mr. Gangestad, 46, has served as the Company’s Vice President and Corporate Controller since April 1, 2011.  Prior to that, Mr. Gangestad had served as Director of Corporate Accounting from 2007 to March 31, 2011 and as Director of Finance and I.T., 3M Canada from 2003 to 2007.

As of the time of the filing of this report, the Company has not entered into any material plan, contract, or arrangement to which Mr. Gangestad is a party or in which he participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: April 6, 2011